SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOVERIS CORPORATION
          GABELLI FOUNDATION
                       6/26/07           10,000-           21.5000
          MARIO J. GABELLI
                       0/00/00           10,000-           21.5000
          GABELLI SECURITIES, INC.
                       6/26/07           20,000-           21.5000
                       6/26/07           25,000-           21.5000
         	  GABELLI ASSOCIATES LTD
                       6/26/07          214,553-           21.5000
                       6/22/07            7,000            21.3900
          	  GABELLI ASSOCIATES FUND II
                       6/26/07           22,000-           21.5000
                       6/22/07            1,500            21.3900
          	  GABELLI ASSOCIATES FUND
                       6/26/07          234,525-           21.5000
                       6/22/07           10,000            21.3900
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       6/26/07          122,377-           21.5000
          	  GABELLI INTERNATIONAL II LTD
                       6/26/07           15,000-           21.5000
          	  GABELLI INTERNATIONAL LTD
                       6/26/07           25,000-           21.5000
          GAMCO ASSET MANAGEMENT INC.
                       6/26/07          223,700-           21.5000
                       6/26/07          534,600-           21.5000
                       6/25/07              800            21.4100
                       6/22/07           97,600            21.4300
                       6/22/07            1,500            21.3900
                       6/21/07              700            21.4500
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/26/07          100,000-           21.5000
              GABELLI DIVIDEND & INCOME TRUST
                       6/26/07          200,000-           21.5000
              THE GABELLI GLOBAL DEAL FUND
                       6/26/07          500,000-           21.5000
              GABELLI ABC FUND
                       6/26/07          300,000-           21.5000

(1) THE DISPOSITIONS ON 06/26/07 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $21.50 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.